Exhibit 32.2
Certification of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes—Oxley Act of 2002
I, John B. Henneman, III, Executive Vice President Finance and Administration and Chief Financial Officer of Integra LifeSciences Holdings Corporation (the “Company”), hereby certify that, to my knowledge:
1.	The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirement of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008	/s/ John B. Henneman, III John B. Henneman, III
Executive Vice President,
Finance and Administration, and
Chief Financial Officer

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